Common Stock Sale and Purchase Agreement - Leo Motors Inc. & Leo Members, Inc.
Exhibit 10.2

AGREMENT
by and between

Leo Motors, Inc.
and
Leo Members, Inc.

March 8, 2017

Common Stock Sale and Purchase Agreement - Leo Motors Inc. & Leo Members, Inc.

This STOCK SALE AND PURCHASE AGREEMENT (this "Agreement")  is made and entered as of March 8, 2017

BETWEEN:
Leo Motors, Inc. (hereinafter the "Seller"), a corporation incorporated in Nevada, USA and having its principal executive office at 3887, Pacific Street, Las Vegas, Nevada,

AND:
Leo Members, Inc. (hereinafter the "Buyer"), a corporation incorporated in the
Republic of Korea and having its principal executive office at ES Tower 6F, Teheran-ro 52-gil 15, Gangnam-gu, Seoul Korea, 06212

 The Seller and the Buyer are also referred  to herein individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, the Seller is the holder of Two Hundred Thousand (200,000) shares of common stock of Leo Motors Factory1, Fifteen Thousand (15,000) shares of common stock of Leo Motors Factory 2, and One Hundred Thousand (100,000) shares of common stock of Leo Trading. The Seller desires to sell these shares to the Buyer;

and

WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, Two Hundred Thousand (200,000) shares of common stock of Leo Motors Factory1, Fifteen Thousand (15,000) shares of common stock of Leo Motors Factory 2, and One  Hundred Thousand (100,000) shares of common stock of Leo Trading on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency is herby acknowledged, the Parties here agree as follows:

AGREEMENT

ARTICLE 1   SALE AND PURCHASE OF THE SHARES

Section 1.1   Sales and Purchase

In consideration of, and in express reliance upon, the representations and warranties of the Seller and the Buyer in this Agreement, the Seller hereby agrees to sell, assign and transfer to the Buyer, all of its right, title and interest in and to the all Share listed in the recitals for an aggregate purchase price of 300,000,000KRW("Purchase Amount")for the Shares. The Purchase Amount shall be paid by cash or wire transfer to bank account designated by the Seller within Ten (10) days from the this Agreement established.

Common Stock Sale and Purchase Agreement - Leo Motors Inc. & Leo Members, Inc.

Section 1.2   Closing

The closing of the purchase and sale of the Shares  under this Agreement shall occur simultaneously herewith, the Buyer has delivered payment of the Purchase Amount listed above and the Seller asks issuers of Leo Motors Factory1, Leo Motors Factory 2, and Leo Trading to register Leo Members as new owner of Two Hundred Thousand (200,000) shares of common stock of Leo Motors Factory1,  Fifteen Thousand (15,000) shares of common stock of Leo Motors Factory 2, and One Hundred Thousand (100,000) shares of common stock of Leo Trading.

Section 1.3   Termination of Rights as the Stockholder

Upon payment of the Purchase Amount, the Shares shall cease to be outstanding for any and all purposes, and the Seller shall no longer have any rights as a holder of the Shares, including any rights that the Stockholder may have and had under the Buyer's Certificate of Incorporation or otherwise.

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF SELLER

In connection with the transaction provided for hereby, the Seller represents and warrants to the Buyer as of the date hereof that:

Section 2.1   Existence and Power

The Seller has the requisite corporate power and authority to own or lease all of its properties and asset and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 2.2   Ownership of Shares

(a)    The Seller has good and marketable right, title and interest (legal and beneficial) in and to all of the Shares free and clear of all liens, pledges, security interests, charges, claims and other encumbrances and defects of title of any nature whatsoever.

(b)    No person has any right or other claim against Seller for any commission, fee or other compensation as a finder or broker in connection with the transaction contemplated by this Agreement. Upon paying for the Shares in accordance with this Agreement, the Buyer will acquire good and marketable title to the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind.

Common Stock Sale and Purchase Agreement - Leo Motors Inc. & Leo Members, Inc.
Section 2.3   Authorization

The Seller has all necessary power and authority to execute, deliver and perform the Seller's obligation under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Shares being sold hereunder, and this Agreement constitute a valid and binding obligation of the Seller.

Section 2.4   Board Approvals

The transactions contemplated by this Agreement have been unanimously adopted, approved and declared advisable unanimously by Board of Directors of the Seller. The Audit Committee of the Board of Directors of the Seller has unanimously and expressly approved, and the Board of Directors of the Seller has unanimously agreed to sell the Shares without seeking a shareholder vote.

Section 2.5   Non-Contravention

(a)    The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in a breach by the Seller of, or constitute a default by the Buyer under, any agreement, instrument, decree, judgement or order to which the Seller is a party of by which the Seller may be bound.

(b)    No person has any right or other claim against the Buyer for any commission, fee or other compensation as a finder or broker in connection with the transaction contemplated by this Agreement.

Section 2.6   Tax Matters

The Seller has had an opportunity to review with the Seller's tax advisors the federal, state, local and foreign tax consequences of the Sale and the transactions contemplated by this Agreement. The Seller is relying solely on such advisors and not on any statement or representation of the Buyer or any of its agents. The Seller understands that the Seller shall responsible for the Seller's tax liability and any related interest and penalties that may arise as a result of the translation contemplated by this Agreement.

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Seller as of the date hereof that:

Section 3.1   Existence and Power

The Buyer is duly organized and validly existing under the laws of Republic of Korea and has all requisite corporate power and authority to enter into and perform its obligation under this Agreement.

Section 3.2   Authorization

The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the Part of the Buyer, and this Agreement is a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms.

Common Stock Sale and Purchase Agreement - Leo Motors Inc. & Leo Members, Inc.

Section 3.3   Non-Contravention

The execution, delivery and performance of this Agreement will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the organizational or documents of the Buyer.

ARTICLE Ⅳ   ADDITIONAL AGREEMENT

Section 4.1   The Seller shall give the Power of Attorney to the Seller's Chief Executive Officer in order to minimize the process of shareholder's meetings.

ARTICLE Ⅴ   NON-COMPETITION

Section 5.1   The Parties shall not provide the confidential information or proprietary technology obtained from respective Party to a third party without written consent from the other Party.

Section 5.2   The Buyer shall not engage in business that may have significant impact on the Seller's business without written consent from the Seller.

ARTICLE Ⅵ   MISCELLANEOUS

Section 6.1   Notices

All notices and other communications required or permitted to be given under this Agreement shall in writing and shall be deemed to have been given if delivered personally or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address

Section 6.2   Further Assurances

Each party hereto do and perform or cause to be done and performed all further acts and execute and deliver all other agreements, certificates, instruments as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.3   Amendments and Waivers

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed with the other Party's written consent. No failure or delay by an party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof  or the preclude any other or further exercise thereof  or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Common Stock Sale and Purchase Agreement - Leo Motors Inc. & Leo Members, Inc.

Section 6.4   Fees and Expenses

Each party hereto shall pay all of its own fees and expenses (including attorney's fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 6.5   Governing Law

This Agreement shall be governed and construed in accordance with the laws of the Republic of Korea. The Parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the translation contemplated hereby shall be brought in the court located in Seoul Korea.

Section 6.6   Entire Agreement

This Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 6.7   Effect of Headings

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.8   Severability

If one or more provisions of this Agreement are held to be unforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 6.9   Counterparts; Their Party Beneficiaries

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 6.10   Specific Performance

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

Common Stock Sale and Purchase Agreement - Leo Motors Inc. & Leo Members, Inc.
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year set forth below.

March 8, 2017

Leo Motors, Inc. ("Seller")

By:	By:

/s/ Shi Chul Kang	/s/ Jun Heng Park

Name: Shi Chul Kang	Name: Jun Heng Park
Title: co-CEO	Title: co-CEO

Leo Members, Inc. ("Buyer")

By:

/s/ Shi Chul Kang

Name: Shi Chul Kang
Title: Chief Executive Officer